EXHIBIT 99.2


                                     Bion Environmental Technologis, Inc.
                                       18 East 50th Street, Tenth Floor
                                              New York, NY  10022
                                                 212-758-6622


February 21, 2003



Dear Investor:

I have enclosed our recent public documents that were filed with the Securities and Exchange Commission.

As you can see, the situation in Bion has become very constrained. In short, our institutional financing that we had planned on has fallen through. As a result, we have had to make necessary cuts in order to survive.

We have developed a very cost effective plan to complete the Texas and California installations and are attempting to secure financing. As part of that effort my investment company D2CO has advanced over $200,000 in the last few weeks.

It is our belief that each one of the above installations will further prove out the commercial applications of our products and bring value to our company.

After three long years, we are almost here. While it is regrettable that we find ourselves in this current situation, we have confidence that Bion will be successful. The team is committed and focused.

If you should have any questions or advice, please call me at (212) 758-3605. Thank you for your confidence and patience.

/s/ David J. Mitchell

David J. Mitchell
Chairman